Exhibit 10.1
NON-QUALIFIED STOCK OPTION AGREEMENT
Name of Optionee: Brian Roberts
No. of Option Shares: 180,000
Option Exercise Price per Share: $5.11
Grant Date: March 5, 2009
Expiration Date: March 5, 2019
     Insulet Corporation (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
     1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 hereof) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated:

Incremental Number of
Option Shares Exercisable		Exercisability Date
45,000	(25%)	3/5/2010
11,250	(6.25%)	6/5/2010
11,250	(6.25%)	9/5/2010
11,250	(6.25%)	12/5/2010
11,250	(6.25%)	3/5/2011
11,250	(6.25%)	6/5/2011
11,250	(6.25%)	9/5/2011
11,250	(6.25%)	12/5/2011
11,250	(6.25%)	3/5/2012
11,250	(6.25%)	6/5/2012
11,250	(6.25%)	9/5/2012
11,250	(6.25%)	12/5/2012
11,250	(6.25%)	3/5/2013

     Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof.
     2. Administration.
          (a) Administration of Grant. The Company’s rights and obligations under this Agreement shall be administered by the Compensation Committee (the “Administrator”) of the Company’s Board.
          (b) Powers of Administrator. The Administrator shall have the following power and authority:
               (i) to modify from time to time the terms and conditions of this Stock Option, including the right to accelerate at any time the exercisability or vesting of all or any portion of this Stock Option, subject to the agreement of the Optionee, and further subject to the approval by the Company’s stockholders with respect to any material amendment hereof; and
               (ii) to interpret the terms and provisions of this Stock Option and to decide all disputes arising in connection herewith.
     Notwithstanding the foregoing, the Administrator may only accelerate, waive or lapse the vesting restrictions applicable to this Stock Option upon (i) the Optionee’s death, disability or retirement or (ii) a change of control of the Company; provided that the foregoing will not limit the power and authority of the Administrator to enter into an employment agreement or other severance agreement or program outside of the terms of this Stock Option that provides for the automatic acceleration, waiver or lapse of any vesting restrictions set forth herein upon the termination of the Optionee’s employment or other service relationship with the Company, provided that such agreement or program is not entered into in connection with such termination.
     All decisions and interpretations of the Administrator shall be binding on the parties hereto.
     3. Recapitalizations; Mergers and Sales.
          (a) Changes in Stock. Subject to Section 3(b) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of the Company’s Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of

Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the number of Option Shares and (ii) the Option Exercise Price per Share. The Administrator shall also make such equitable or proportionate adjustments in the number of Option Shares and the Option Exercise Price per Share to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued hereunder resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
          (b) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event as hereinafter defined, the portion of this Stock Option that is not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, unless the parties to the Sale Event agree that this Stock Option, together with all other outstanding stock options theretofore granted by the Company, will be assumed or continued by the successor entity.
     Upon the effective time of the Sale Event, this Stock Option shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for its assumption and continuation by the successor entity, or the substitution of a new stock option issued by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the Optionee in exchange for the cancellation hereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of Option Shares (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of this Stock Option; or (ii) the Optionee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise fully this Stock Option.
          (c) Substitute Awards. The Administrator may grant Awards in substitution for this Stock Option in connection with the merger or consolidation of the Company. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.
     4. Exercise of Stock Option.
          (a) Manner of Exercise. This Stock Option may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:
               (i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

               (ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the Optionee for at least six months; or
               (iii) By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.
Payment instruments will be received subject to collection. The transfer to the Optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of this Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance herewith) by the Company of the full purchase price for such shares and the fulfillment of any applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Optionee). In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of this Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of stock options, such as a system using an internet website or interactive voice response, then the paperless exercise of stock options may be permitted through the use of such an automated system.
          (b) Issuance of Shares. The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
          (c) Minimum Exercise. The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

          (d) Expiration of Stock Option. Notwithstanding any other provision hereof, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
     5. Termination of Employment. If the Optionee’s employment by the Company is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
          (a) Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.
          (b) Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.
          (c) Termination for Cause. If the Optionee’s employment terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company and the Optionee, conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her agreement or arrangement; (ii) Optionee’s disloyalty, gross negligence, willful misconduct, dishonesty or fraud upon the Company; (iii) Optionee’s breach of his agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iv) Optionee’s unauthorized disclosure of any trade secret or confidential information of the Company; or (v) Optionee’s commission of an act which induces any customer or supplier to breach a contract with the Company.
          (d) Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
     The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his representatives or legatees.
     6. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

     7. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
     8. No Obligation to Continue Employment. The Company is not obligated by or as a result of this Agreement to continue the Optionee in employment and this Agreement shall not interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.
     9. Delivery of Stock Certificates. Stock certificates issuable upon exercise of this Stock Option shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Optionee, at the Optionee’s last known address on file with the Company. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of this Stock Option, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered upon exercise hereof shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. Any exercise of this Stock Option pursuant to Section 4(a)(iii) hereof shall be subject to the terms of the Company’s insider trading policy and procedures, as in effect from time to time.
     10. Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then the Optionee shall reimburse the Company for the amount of any Award received by such individual with respect to this Stock Option during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.
     11. Definitions. The following terms shall be defined as set forth below:
     “Award” or “Awards,”shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards,

Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights granted under the Company’s Amended and Restated 2007 Stock Option and Incentive Plan.
     “Board” means the Board of Directors of the Company.
     “Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
     “Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.
     “Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
     12. Governing Law. This Non-Qualified Stock Option Agreement and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
     13. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

INSULET CORPORATION

By:	/s/ Duane DeSisto
Title: Chief Executive Officer